UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 15, 2005

CHURCHILL DOWNS INCORPORATED

(Exact name of registrant as specified in its charter)

Kentucky	0-1469	61-0156015

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue Louisville, Kentucky	40208

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (502) 636-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        The information provided in Item 4.02 of this Current Report on Form 8-K is incorporated by reference.

        The Company's earnings press release dated March 16, 2005, reporting its fourth quarter 2004 and full year results of operation and financial condition, is attached hereto as Exhibit 99.1 and incorporated by reference herein. This information is being furnished to the U.S. Securities and Exchange Commission pursuant to Item 2.02 of Form 8-K.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a)     The Company recently determined that an accrued liability related to a supplemental benefit plan (the “Plan”) maintained by the Company for the chief executive officer was misstated. The Plan provides for a pre-determined monthly benefit to be paid upon the performance of service as defined in the Plan. The Company has historically recorded compensation expense equal to the estimated present value of future payments to be made under the Plan over the period of active employment of the employee covered under the Plan.  The Company has now determined that, from inception of the Plan, the liability was recorded net of income tax benefits while also recording a separate income tax benefit in accordance with the recognition of the income tax accrual. As a result, the income tax benefit was recorded twice, and the accrued liability was understated at the end of each year. The liability was also understated as a result of using erroneous actuarial information to calculate the estimated present value of future payments. Accordingly, the Company's December 31, 2003 and 2002 Consolidated Financial Statements should no longer be relied upon. The Company will restate its Consolidated Financial Statements as of and for the years ended December 31, 2003 and 2002 for the effect of this error, with such restated financial information included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on or about March 16, 2005. The restatement will serve to increase the liability to the estimated present value of future payments based on the terms of the Plan. The restatement will have no effect on the Consolidated Statements of Net Earnings for the years ended December 31, 2003 and 2002.

        The following tables represent the effect of the restatements on the Company’s Consolidated Balance Sheets as of the years ended December 31, 2003, 2002 and 2001:

	As Previously Reported	Adjustment	As Restated

December 31, 2003
Other liabilities	$11,719	$2,165	$13,884
Deferred income tax liabilities	$13,327	($802)	$12,525
Retained earnings	$124,491	($1,363)	$123,128

	As Previously Reported	Adjustment	As Restated

December 31, 2002
Other liabilities	$12,603	$2,165	$14,768
Deferred income tax liabilities	$13,112	($802)	$12,310
Retained earnings	$107,737	($1,363)	$106,374

	As Previously Reported	Adjustment	As Restated

December 31, 2001
Other liabilities	$11,302	$2,165	$13,467
Deferred income tax liabilities	$15,124	($802)	$14,322
Retained earnings	$94,680	($1,363)	$93,317

        On March 15, 2005, the Company’s Audit Committee and senior management deemed the restatement necessary and discussed the matters disclosed in this item with the Company’s independent registered public accounting firm, PricewaterhouseCoopers, LLP. Investors should look to the restated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed on or about March 16, 2005.

        A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As of December 31, 2004, the Company did not maintain effective control over a supplemental retirement plan liability for its chief executive officer. Specifically, the accrued liability for this plan was understated as a result of errors caused by management using incorrect actuarial information and incorrectly recording the amount on an after-tax basis. The Company did not have effective review and approval controls to prevent or detect these errors on a timely basis. This control deficiency resulted in the restatement of the Company’s consolidated financial statements for 2002 and 2003. Additionally, this control deficiency could result in a misstatement of the accrued supplemental retirement plan liability and the related expense that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness.

ITEM 9.01  FINANICAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit 99.1 Press release dated March 16, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED
March 16, 2005	/s/ Michael W. Anderson Michael W. Anderson VP Finance and Treasurer